UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2017

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

_________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On August 31, 2017, Web.com Group, Inc. (the “Company”) purchased from Okumus Fund Management Ltd. (“Okumus”) 3,000,000 shares of the Company’s common stock pursuant to the Company’s stock repurchase program for an aggregate purchase price of $74,382,000. In connection with the repurchase, the Company and Okumus entered into a common stock repurchase agreement (the “Agreement”) pursuant to which, among other things, Okumus agreed for a period of three years not to take certain actions, including, purchase any of the Company’s securities (except that commencing six months from the date hereof, Okumus may purchase the Company’s securities if, after giving effect to any such purchase, Okumus and its affiliates collectively would not beneficially own more than 4.9% of the outstanding shares of any class of the Company’s voting securities), attempt to acquire the Company or any of its assets, engage in a proxy contest with the Company, or act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company. Finally, for a period of 30 days beginning on the date hereof, Okumus and its affiliates may not, directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of in any manner any of its security holdings in the Company at a price lower than the price per share paid by the Company pursuant to the Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: August 31, 2017
/s/ Matthew P. McClure
Matthew P. McClure, Secretary